EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002, relating to the financial statements, which appears in Caterpillar Financial Services Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

July 24, 2002
Memphis, Tennessee